UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TILE SHOP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

As previously disclosed, Tile Shop Holdings, Inc. (the “Company”) is a nominal defendant and certain current and former directors are individual defendants in litigation brought by K-Bar Holdings LLC and Wynnefield Capital, Inc. (“Plaintiffs”), in the Delaware Court of Chancery (the “Action”). Plaintiffs pleaded the Action as a derivative claim on behalf of the Company and also on behalf of a putative class of certain holders of the Company’s common stock as of October 18, 2019 (the “Putative Class”). Plaintiffs alleged breaches of fiduciary duty in connection with, among other things, the Company’s decision to delist from Nasdaq and deregister its common stock under the Securities Exchange Act of 1934, as amended.

On June 30, 2020, the Company, the individual defendants, and Plaintiffs reached an agreement to settle all claims in the Action (the “Settlement Agreement”), which will be documented in a Stipulation of Settlement. The Settlement Agreement is subject to both preliminary and final approval by the Court. If approved, the Settlement Agreement will resolve the Action.

The description of the Settlement Agreement contained herein is not complete and is qualified in its entirety by reference to the full text of the Stipulation of Settlement, which will be made available once it is finalized and executed. Additional information regarding the Settlement Agreement also will be disclosed in upcoming public filings in the Court of Chancery, including a disclosure statement approved by the Court.

Each of the defendants has denied and continues to deny that any of them have committed any wrongdoing, violation of law or breaches of any duty of any kind. The Settlement Agreement includes no admission of wrongdoing or settlement payment by any of the individual defendants.

Among others, the Settlement Agreement contains the following financial and non-financial terms, which will become effective upon final approval by the Court:

•	An insurance-funded settlement fund of $12,000,000, which will be distributed to members of the Putative Class pursuant to an allocation and claims distribution process to be proposed by the plaintiffs and approved by the Court;

•	Directors Jacullo, Kamin and Rucker agree to extend their previously-disclosed standstill commitments (see Company’s Form 8-K dated January 10, 2020) until at least June 1, 2023;

•	The Company will continue to provide OTC disclosure at or above the level characterized as “Pink Sheet: Current Tier” for until the earlier of three years after the effective date of the Settlement Agreement or until such time as the individual defendants no longer serve on the Board of Directors of the Company (the “Board”);

•	All shares purchased by Messrs. Kamin and Jacullo or entities affiliated with them between October 23 and November 8, 2019 shall be voted in the same proportion as the vote of shares held by Outside Stockholders (as defined by the Settlement Agreement) for three years from the date of purchase or until sold;

•	The Company’s Insider Trading Policy shall be modified to extend the period before insiders can begin trading after a public announcement of material information;

•	Subject to stockholder approval, the Company’s Certificate of Incorporation and Bylaws will be amended to expand the approval rights of public shareholders who are not directors and officers and to establish an Independent Transaction Committee of the Board of Directors, which shall initially be comprised of Mark Bonney and Linda Solheid (subject to their election to the Board at the Company’s 2020 Annual Meeting of Shareholders);

•	Mark Bonney shall serve as the chair of the Board’s Audit Committee and Independent Transaction Committee for a period of three years (subject to his election to the Board at the Company’s 2020 Annual Meeting of Shareholders); and

•	Mutual releases between the Plaintiffs, the settlement class, the Company and the individual defendants.

The Company expects Plaintiffs’ counsel to apply to the Court for an award of attorney’s fees in connection with the settlement of the derivative claims. Unless otherwise agreed beforehand, the Company will have the right to object to the amount of any fee award sought by Plaintiffs. The Company’s insurers have agreed to cover the anticipated fee award to Plaintiffs’ attorneys.

Forward Looking Statements

This report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “will”, “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding negotiation, execution and court approval of the terms of the Settlement Agreement. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to inherent risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the Securities and Exchange Commission (the “SEC”) by the Company.

Additional Information

In connection with the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), the Company has filed, on June 4, 2020, with the SEC and furnished to the Company’s shareholders a definitive proxy statement and other relevant documents pertaining to the Annual Meeting. Shareholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information pertaining to the Annual Meeting. Shareholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Tile Shop Holdings, Inc., 14000 Carlson Parkway, Plymouth, Minnesota 55441, Attn: Secretary.

Participants in the Solicitation

The Company, its directors and executive officers and employees may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the Annual Meeting is set forth in the definitive proxy statement and the other relevant documents filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Nancy DiMattia
Date: July 6, 2020	Name: Nancy DiMattia
Title: Chief Financial Officer